Exhibit 99.1

SINO AGRO FOOD, INC.

Form of Letter of Transmittal

for the

OFFER TO EXCHANGE

Up to 1,000,000 Shares of our 7% Series G Non-Convertible Cumulative Redeemable Perpetual Preferred Stock

(Liquidation Preference $40.00 per Share)

for

Shares of our Common Stock having an aggregate market value of $30.00 per Share

(CUSIP No. 829355 205)

Pursuant to the Prospectus dated [________], 2019

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON [________], 2019, UNLESS THE OFFER IS EXTENDED.

The Exchange Agent for the Exchange Offer is:

By UPS, FedEx or Courier: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	By USPS Service: Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718

Any request for assistance or questions on the offer should be directed to the Information Agent at:

[________] (toll-free for all shareholders in the United States)

[________] (all others outside the United States)

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Exchange Agent. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Internal Revenue Service (“IRS”) Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

This Letter of Transmittal is to be used by stockholders whose shares are registered directly in SIAF’s share register maintained by Broadridge Corporate Issuer Solutions, Inc., as Transfer Agent.

Time is Critical. Please complete and return promptly in accordance with the enclosed instructions.

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DESCRIPTION OF SHARES OF COMMON STOCK, $0.001 PAR VALUE

Account Registration Name	Number of Share(s) of Common Stock, $0.001 Par Value, Tendered (Please attach additional signed list, if necessary.)

Total Shares Tendered:

By signing and submitting this Letter of Transmittal you warrant that these shares will not be sold, including through limit order request, unless properly withdrawn from the Exchange Offer.

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IMPORTANT

STOCKHOLDER: IF YOU WISH TO TENDER YOU MUST SIGN HERE

By signing and submitting this letter of transmittal, you acknowledge and agree that you are bound by the terms of this letter of transmittal, including the representations, warranties and agreements contained herein.

(Please complete the IRS Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable.)

(Signature(s) of Owner(s))

Name(s)

Capacity (Full Title)
(See Instructions)

Address

(Include Zip Code)

Area Code/Phone Number

(Must be signed by the registered holder(s) exactly as name(s) appear(s) in book-entry form registered directly in SIAF’s share register or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 2.)

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GUARANTEE OF SIGNATURE(S)

(If required—See Instructions 1 and 2)

Authorized Signature

Name of Firm

Address of Firm Please Print

APPLY MEDALLION GUARANTEE STAMP BELOW

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SPECIAL EXCHANGE INSTRUCTIONS

(See Instructions 1, 2 and 5)

To be completed ONLY if the shares are to be issued in the name of someone other than the undersigned.

Issue To:

Name
(Please Print)

Address

(Include Zip Code)

(Recipient must complete the IRS Form W-9 enclosed

herein or the appropriate IRS Form W-8, as applicable.)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “Description of Shares Tendered.”

Mail To:

Name
(Please Print)
Address

(Include Zip Code)

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LETTER OF TRANSMITTAL (CONTINUED)

IMPORTANT—PLEASE READ CAREFULLY

BEFORE COMPLETING THIS LETTER OF TRANSMITTAL

Ladies and Gentlemen:

Reference is made to the prospectus, dated [__________], 2019, (the “Prospectus”) and this Letter of Transmittal, which, together with any amendments or supplements thereto or hereto, constitute the offer to exchange (the “Exchange Offer”) by Sino Agro Food, Inc., a Delaware corporation (“SIAF”), up to 1,000,000 shares of 7% Series G Non-Convertible Cumulative Redeemable Perpetual Preferred Stock (Liquidation Preference $40.00 per share) of SIAF (the “New Preferred Stock”) for such number of SIAF’s common stock, $0.001 par value, having an aggregate market value of $27.00 (“Common Stock”) that are validly tendered prior to the expiration of this Exchange Offer and not validly withdrawn, at an exchange ratio of one share of New Preferred Stock for such number of shares of Common Stock tendered having an aggregate market value of $30.00, upon the terms and subject to the conditions set forth herein and in the Prospectus. The Exchange Offer and related withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on [__________], 2019, unless extended or terminated in accordance with applicable law and the terms of the Exchange Offer. The term “Expiration Date” means the latest time and date at which the Exchange Offer, whether or not extended, will expire. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

Upon the terms and subject to the conditions of the Exchange Offer, by executing this Letter of Transmittal, I hereby irrevocably appoint SIAF’s designees as my attorneys-in-fact and proxies, each with full power of substitution, to the full extent of my rights with respect to my shares of Common Stock tendered and accepted for exchange by SIAF and with respect to any and all other shares of Common Stock and other securities issued or issuable in respect of such shares of Common Stock on or after the expiration of the Exchange Offer. That appointment is effective when and only to the extent that SIAF deposits the shares of New Preferred Stock for the shares of Common Stock that I have tendered with Broadridge Corporate Issuer Solutions, Inc. (the “Exchange Agent”). All such proxies shall be considered coupled with an interest in the tendered shares of Common Stock and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that I have given will be revoked and I may not give any subsequent proxies (and, if given, they will not be deemed effective). SIAF’s designees will, with respect to the shares of Common Stock for which the appointment is effective, be empowered, among other things, to exercise all of my rights as they, in their sole discretion, deem proper. SIAF reserves the right to require that, in order for shares of Common Stock to be deemed validly tendered, immediately upon SIAF’s acceptance for exchange of those shares of Common Stock, SIAF must be able to exercise full rights with respect to such shares.

In connection with the Exchange Offer and my tender of shares of Common Stock, by executing this Letter of Transmittal, I hereby represent and warrant to SIAF that:

(i)	I am authorized to tender, sell, assign and transfer the Common Stock tendered and to acquire New Preferred Stock issuable upon the exchange of such tendered Common Stock, and that upon SIAF’s acceptance of such tendered shares SIAF will acquire good and marketable title thereto, including all rights relating thereto, free and clear of all liens, restrictions and other encumbrances and not subject to any adverse claim;

(ii)	I waive and release SIAF and SIAF’s affiliates and predecessors’ (including SIAF’s and such affiliates’ and predecessors’ respective officers and directors), effective upon SIAF’s acceptance of my tendered shares of Common Stock, from any and all claims (including appraisal rights claims) under state law in respect of, arising out of or relating to my acquisition, receipt, ownership or sale of Common Stock; and

(iii)	my participation in the Exchange Offer and tender of such shares complied with Rule 14e-4 and the applicable laws of both the jurisdiction where I received the materials relating to the Exchange Offer and the jurisdiction from which the tender is being made.

By executing this Letter of Transmittal, I will, upon request, execute and deliver any further documents that either the Exchange Agent or SIAF deems to be necessary or desirable to complete the sale, assignment and transfer of the shares I have tendered, and the relinquishment, withdrawal, waivers and agreements acknowledged or provided hereby, and all authority I have conferred or agreed to confer in this Letter of Transmittal and all of my obligations hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives, and shall survive and not be affected by my death or incapacity.

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By executing this Letter of Transmittal, I understand and agree that, among other matters described in the Prospectus:

With respect to withdrawal, acceptance, exchange and delivery:

(i)	I can withdraw my tender only in accordance with the procedures described in the Prospectus under “The Exchange Offer—Withdrawal of Tenders” and in Instruction 8 hereto;

(ii)	once SIAF accepts any of the shares that I have tendered, my tender is irrevocable, and I will be (a) deemed to have accepted the shares of New Preferred Stock exchanged for such shares and to have relinquished all rights with respect to the tendered and accepted shares of Common Stock; and (b) entitled to receive such shares of New Preferred Stock in book-entry form in a direct registered account in my name; and

(iii)	the Exchange Agent will (a) cause to be credited, in book-entry form to a direct registered account in my name, the shares of New Preferred Stock to which I am entitled in the name(s) of the registered holder(s) shown on this Letter of Transmittal (or, in the case of shares delivered through The Depository Trust Company (“DTC”), to the account of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders) as soon as practicable after acceptance of shares of Common Stock in the Exchange Offer; and (b) mail a statement evidencing my holdings, as well as general information on the book-entry form of ownership.

With respect to the return of any shares of Common Stock not tendered or not accepted for exchange due to termination:

(iv)	under certain circumstances and subject to certain conditions to the Exchange Offer that are contained in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer,” which SIAF has the right to waive under certain circumstances, SIAF may not be required to accept for exchange any of the shares that I have tendered (including any shares that I tendered after the expiration date of the Exchange Offer); and

(v)	if any of my tendered Common Stock is not accepted for exchange by SIAF for any reasons provided by the terms and conditions of the Exchange Offer or if Common Stock is submitted for a greater amount than I desire to exchange, the unaccepted or non-exchanged Common Stock will be returned without expense to me, or, in the case of Common Stock in book-entry form, will be credited to an account maintained with the book-entry facilities of SIAF’s transfer agent, promptly after withdrawal, rejection of tender or the expiration or termination of the Exchange Offer.

With respect to delivery of shares of New Preferred Stock to persons other than me:

(vi)	if I properly comply with the appropriate instructions under Instruction 5 hereto and provide all necessary and proper documentary evidence, such as a power of attorney, SIAF will distribute the shares of New Preferred Stock to which I am entitled and, if applicable, any shares of Common Stock either not tendered by me or that are not accepted for exchange to the person(s) so indicated and register such shares in the name(s) of, and mail such confirmation (and accompanying documents, as appropriate) to, such person(s); provided that SIAF has no obligation pursuant to such instructions to transfer any shares from the name of the registered holder(s) thereof if SIAF does not accept any such shares for exchange.

With respect to matters relating to my tender generally:

(vii)	the delivery and surrender of the shares of Common Stock that I have tendered is not effective until the Exchange Agent receives a duly completed and signed Letter of Transmittal for shares of Common Stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message (as defined in Instruction 3 below), in either case together with all accompanying evidences of authority in form satisfactory to SIAF and any other required documents;

(viii)	no tender of shares of Common Stock is valid until all defects and irregularities in such tenders have been cured or waived;

(ix)	none of SIAF, the Exchange Agent, the information agent for the Exchange Offer, Broadridge Corporate Issuer Solutions, Inc. (the “Information Agent”), the dealer manager or any other person, nor any of their directors or officers, is under any duty to give notification of any defects or irregularities in the tender of any shares of Common Stock or will incur any liability for failure to give any such notification;

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(x)	a tender of shares of Common Stock made pursuant to any method of delivery as described in the Prospectus, together with SIAF’s acceptance for exchange of such shares pursuant to the procedures described in the Prospectus under “The Exchange Offer—Procedures for Tendering Common Stock” and in this Letter of Transmittal, will constitute a binding agreement between us upon the terms and subject to the conditions of the Exchange Offer; and

(xi)	all questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares will be determined by SIAF in its sole discretion and such determination shall be final and binding.

With respect to matters relating to my location and/or residency outside of the United States:

(xii)	I am not located or resident in Australia, or, if I am located or resident in Australia, I confirm that I am (a) a “sophisticated investor” (within the meaning of section 708(8) of the Corporations Act 2001 (Cth) (the “Corporations Act”)) or a “professional investor” (within the meaning of section 708(11) of the Corporations Act), and (b) a “wholesale client” (within the meaning of section 761G of the Corporations Act);

(xiii)	I am not located or resident in Belgium, or, if I am located or resident in Belgium, I am a qualified investor, as referred to in Article 6, §3 of the Belgian Takeover Law and in the sense of Article 10 of the Belgian Prospectus Law, acting on my own account;

(xiv)	I am not resident in a Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”) or, if I am resident in a Relevant Member State, I am a “qualified investor” (within the meaning of Article 2(1)(e) of the Prospectus Directive and any relevant implementing measure in such Relevant Member State). The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in such Relevant Member State;

(xv)	I am located or resident outside of France or, if I am located or resident in France, I am a “qualified investor” (investisseur qualifié), as defined in Article L. 411-2 II of the French Code Monétaire et Financier, but other than an individual, and I am acting for my own account; I acknowledge that no prospectus has been prepared in connection with the Exchange Offer and any offering materials that have been or will be submitted for clearance to, nor approved by, the French Autorité des Marchés Financiers;

(xvi)	I am not located or resident in Israel, or, if I am located or resident in Israel, I am deemed as an Accredited Investor, as referred to in Schedule A to the Israeli Securities Law 1968, and I am aware of the meaning and implications thereof;

(xvii)	I am not located in Italy, the prospectus or any invitation to participate in the exchange offer has not been sent, distributed or otherwise made available to me in Italy and I am not acting on behalf of investors located in Italy; or, if I am located in Italy, I did not receive the prospectus or any invitation to participate in the exchange offer in Italy from any of SIAF, the dealer manager or the Exchange Agent, and to this effect I acknowledge that the exchange offer is not being made, directly or indirectly, in Italy, that the exchange offer and the prospectus have not been submitted to the clearance procedures of the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian laws and regulations and that neither the prospectus nor any other offering material relating to the Exchange Offer may be distributed or made available in Italy, as part of the Exchange Offer and I have not distributed or made available the prospectus or any other offering materials in Italy;

(xviii)	I am located outside the Republic of Poland (“Poland”) or if I am located in Poland I understand and agree that no permit has been obtained from the Polish Financial Supervisory Authority (the “PFSA”) in relation to the issue of the New Preferred Stock nor has the issues of the New Preferred Stock been notified to the PFSA in accordance with applicable procedures. Accordingly, the New Preferred Stock may not be and are not publicly offered in Poland as defined in the Polish Act on Public Offerings, the Conditions Governing the Introduction of Financial Instruments to Organized Trading System and Public Companies dated July 20, 2005 (as amended) as a communication made in any form and by any means, directed at 150 or more people or at any unnamed addressee containing information on the securities and the term of their acquisition sufficient to enable an investor to decide on the securities acquisition;

(xix)	I am not located or resident in Switzerland or, if I am located or resident in Switzerland or otherwise receiving the offer of invitation for the New Preferred Stock in Switzerland, I understand and agree that the New Preferred Stock are being offered only in a transaction not involving any public offering within the meaning of article 652a of the Swiss Code of Obligations and that none of the Prospectus or any offering or marketing material relating to the Exchange Offer constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland; and

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(xx)	I am not located or resident in the United Kingdom or, if I am located or resident in the United Kingdom, I am a person falling within the definition of “investment professionals” (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”)) or within Article 43 of the Order, or to whom the Prospectus and any other documents and/or materials in relation thereto may otherwise lawfully be communicated in accordance with the Order.

No action has been or will be taken in any jurisdiction that would permit a public offering of the New Preferred Stock or the possession, circulation or distribution of the Prospectus or any material relating to SIAF, the Common Stock or the New Preferred Stock in any jurisdiction where action for that purpose is required. Accordingly, the New Preferred Stock included in the exchange offer may not be offered, sold or exchanged, directly or indirectly, and neither the Prospectus nor any other offering material or advertisements in connection with the Exchange Offer may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction. For further information, see the section of the Prospectus entitled “Notices to Certain Non-U.S. Holders.”

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INSTRUCTIONS

Forming Part of the Letter of Transmittal and the Terms and Conditions of this Exchange Offer

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE IN THE EXCHANGE OFFER, THE EXCHANGE AGENT MUST RECEIVE, ON OR BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON THE EXPIRATION DATE OF THE EXCHANGE OFFER, (A) THE LETTER OF TRANSMITTAL OR, IN THE CASE OF SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE; AND (B) ANY OTHER REQUIRED DOCUMENTS.

1.    Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares of Common Stock tendered thereby, the signature(s) must correspond with the name(s) as reflected on the Letter of Transmittal registered directly in SIAF’s share register maintained by Computershare (“Direct Registration Shares”), without alteration, enlargement or any change whatsoever. If any of the shares of Common Stock tendered by this Letter of Transmittal are held of record by two or more joint owners, each such owner must sign this Letter of Transmittal.

If the Letter of Transmittal or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and must submit to the Exchange Agent proper evidence satisfactory to SIAF of the authority of such person to so act. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.

If the Letter of Transmittal is signed by the registered holder(s) of the shares of Common Stock listed and transmitted thereby, no separate stock powers are required.

If Direct Registration Shares are registered in the name of a person other than the person who signs this Letter of Transmittal, this Letter of Transmittal must be accompanied by appropriate stock powers signed exactly as the name or names of the registered owner or owners appear on this Letter of Transmittal accompanying the tender of Direct Registration Shares without alteration, enlargement or any change whatsoever, with the signature(s) on the or stock powers guaranteed by an eligible institution (as defined below in Instruction 2).

2.    Signature Guarantees. All signatures on this Letter of Transmittal must be guaranteed by a firm which is a member in good standing of the Securities Transfer Agents Medallion Program or by an eligible guarantor institution (as defined in Rule 17Ad-15 under the Exchange Act) (each of the foregoing, an “Eligible Institution”), unless (a) the Letter of Transmittal is signed by the registered holder(s) of shares of Common Stock tendered therewith, and such holder(s) has (have) not completed the “Special Transfer Instructions” or “Special Delivery Instructions,” as applicable, enclosed with the Letter of Transmittal or (b) such shares of Common Stock are tendered for the account of an Eligible Institution. Holders of Common Stock may also need the signature on such documents to be guaranteed. See Instruction 1.

3.    Delivery of Letter of Transmittal and Book-Entry Confirmations. This Letter of Transmittal shall be used if Direct Registration Shares registered in your name are to be tendered. You must return an original executed copy of this Letter of Transmittal to the Exchange Agent to one of the addresses set forth at the end of this Letter of Transmittal.

Please do not send any Letters of Transmittal or other documents directly to SIAF, the Information Agent or the dealer manager. The Exchange Agent must receive, on or before the expiration date of the Exchange Offer at its address set forth herein:

(i)	a Letter of Transmittal for shares of Common Stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message (as defined below); and

(ii)	any other required documents (whether required by this Letter of Transmittal or otherwise).

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THE METHOD USED TO DELIVER ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS IS NOT EFFECTIVE AND RISK OF LOSS OF THE SHARES DOES NOT PASS TO THE EXCHANGE AGENT UNTIL THE EXCHANGE AGENT RECEIVES SUCH DOCUMENTS (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. All tendering stockholders, by executing this Letter of Transmittal or causing an agent’s message to be delivered, waive any right to receive any notice of the acceptance of their shares of Common Stock for exchange.

All questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of a tender of shares of Common Stock will be determined by SIAF in its sole discretion, and that determination shall be final and binding. SIAF may delegate such power in whole or in part to the Exchange Agent. A valid tender will not be deemed to have been made until all defects and irregularities have been cured or waived, but SIAF reserves the right to waive any irregularities or defects in the tender of any shares of Common Stock.

If you hold Common Stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should not use this Letter of Transmittal to direct the tender of your shares, but instead should follow the instructions sent to you by that institution. If that institution holds shares of Common Stock through DTC, it must ensure that the Exchange Agent receives an agent’s message from DTC confirming the book-entry transfer of your shares of Common Stock. The term “agent’s message” means a message, transmitted by DTC to, and received by, the Exchange Agent which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares that are the subject of the accompanying agent’s message that (i) such participant has the Prospectus and this Letter of Transmittal and agrees to be bound by the terms of this Letter of Transmittal and (ii) SIAF may enforce such agreement against the participant.

4.    Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the number of shares of Common Stock and any other required information should be listed on a separate schedule and attached to this Letter of Transmittal. Each page of such schedule should be separately signed in the same manner as this Letter of Transmittal is signed.

5.    Special Issuance and Delivery Instructions. If a check is to be mailed to a person other than the signer(s) of this Letter of Transmittal or to an address other than that shown in the box on the first page of this Letter of Transmittal, then the appropriate instructions in the “Special Transfer Instructions” and “Special Delivery Instructions,” as applicable, enclosed with this Letter of Transmittal should be completed. If no such instructions are given, shares of Common Stock not tendered or not accepted in the Exchange Offer and/or shares of New Preferred Stock will remain in book-entry form in the name of the holder registered directly in SIAF’s share register.

Physical certificates representing shares of New Preferred Stock will not be issued pursuant to the Exchange Offer. Rather, the Exchange Agent will cause shares of New Preferred Stock to be credited in book-entry form to direct registered accounts maintained by SIAF’s transfer agent for the benefit of the respective holders (or, in the case of shares tendered through DTC, to the account of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders). Promptly following the crediting of shares to your respective direct registered account, you will receive a statement from SIAF’s transfer agent evidencing your holdings, as well as general information on the book-entry form of ownership.

6.    Requests for Assistance or Additional Copies. You may direct any questions or requests for assistance to the Information Agent at its telephone number and address set forth on the back cover of this Letter of Transmittal, or to your broker, dealer, commercial bank, trust company, custodian or similar institution. You may obtain additional copies of the Prospectus, this Letter of Transmittal, the form of Notice of Withdrawal and other Exchange Offer materials from the Information Agent at SIAF’s expense.

7.    IRS FORM W-9/IRS FORM W-8. Under U.S. federal income tax law, a non-exempt U.S. holder of shares of Common Stock surrendering shares of Common Stock in the Exchange Offer is required to provide the Exchange Agent with such holder’s correct Taxpayer Identification Number (“TIN”), generally the holder’s social security or federal employer identification number, and certify that such holder is not subject to backup withholding by completing the enclosed IRS Form W-9 or otherwise establish a basis for exemption from backup withholding. If the Exchange Agent is not provided with a U.S. holder’s correct TIN and other information and certifications required on IRS Form W-9 or an adequate basis for an exemption from backup withholding before payment is made, payments of cash made to such U.S. holder pursuant to the Exchange Offer may be subject to backup withholding at the applicable rate and such U.S. Holder may be subject to a penalty imposed by the IRS. Please review the instructions on the enclosed IRS Form W-9 for additional details.

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Certain holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding requirements. Exempt U.S. holders of shares of Common Stock surrendering shares of Common Stock in the Exchange Offer should indicate their exempt status on the enclosed IRS Form W-9. A holder of shares of Common Stock surrendering shares of Common Stock in the Exchange Offer that is not a U.S. holder may qualify as an exempt recipient by providing the Exchange Agent with a properly completed appropriate Form W-8, signed under penalties of perjury, attesting to such holder’s foreign status or by otherwise establishing an exemption. IRS Forms W-8 can be obtained from the Exchange Agent or the IRS website (www.irs.gov). See the instructions on the enclosed IRS Form W-9 for additional information.

Failure to complete the enclosed IRS Form W-9 or appropriate IRS Form W-8, as applicable, will not, by itself, cause the shares of Common Stock surrendered by a holder of shares of Common Stock to be deemed invalidly tendered, but may require the Exchange Agent to backup withhold at the applicable rate from any payments of cash made to such holder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding may be reduced by the amount of tax withheld. If backup withholding results in an overpayment of tax, a refund or a credit may generally be obtained, provided that the required information is timely furnished to the IRS. Each holder of Common Stock should consult its tax advisor regarding qualification for an exemption from backup withholding, the procedure for obtaining an exemption, and the applicable backup withholding rate.

8.    Withdrawal. You may withdraw your previously tendered shares of Common Stock at any time before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer and, unless SIAF has previously accepted them pursuant to the Exchange Offer, such shares may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once SIAF accepts shares of Common Stock pursuant to the Exchange Offer, any tendering SIAF stockholders’ tender is irrevocable. In order to withdraw your shares, you must provide a written Notice of Withdrawal or facsimile transmission of Notice of Withdrawal to the Exchange Agent at one of its addresses or fax number, respectively, set forth on the back cover of the Prospectus, before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer. That notice must include your name and the number of shares and series of Common Stock to be withdrawn. SIAF has provided to registered holders a form of Notice of Withdrawal, which you may use to withdraw your shares. You may obtain additional forms of Notices of Withdrawal from the Information Agent.

If shares have been tendered pursuant to the procedures for book-entry tender through DTC, any notice of withdrawal must comply with DTC’s procedures.

If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written Notice of Withdrawal or facsimile notice of withdrawal to the Exchange Agent on your behalf before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer. If you hold your shares through such an institution, that institution must deliver the Notice of Withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a Notice of Withdrawal for such shares directly to the Exchange Agent. Any shares of Common Stock validly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer. However, you may re-tender withdrawn shares of Common Stock by following one of the procedures described in the Prospectus under “The Exchange Offer—Procedures for Tendering Common Stock” at any time prior to the expiration of the Exchange Offer.

9.    Waiver of Conditions. SIAF reserves the absolute right in its sole discretion, subject to applicable law, to waive any of the specified conditions, in whole or in part, to the Exchange Offer at any time.

10.  Irregularities. SIAF reserves the absolute right to reject any and all tenders of shares of Common Stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful.

SIAF will make all determinations regarding the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of Common Stock and any notice of withdrawal in its sole discretion, and its determinations shall be final and binding. SIAF’s interpretations of the terms and conditions of this Exchange Offer, including this Letter of Transmittal and the instructions contained herein, shall be final and binding.

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The Exchange Agent for the Exchange Offer is:

By UPS, FedEx or Courier: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	By USPS Service: Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718

The Information Agent for the Exchange Offer is:

Any request for assistance or questions on the offer should be directed to the Information Agent at

[_________] (toll-free for all shareholders in the United States)

[_________] (all others outside the United States)

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